EXHIBIT 32.2

Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Novagen Solar Inc. on Form 10-Q for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Norton-Smith, Principal Accounting Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 16, 2012

By	/s/ Michael Norton-Smith
Michael Norton-Smith
Chief Financial Officer and Principal Accounting Officer